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EXHIBIT 99.1


                                   ADMTronics
                                UNLIMITED, INC.

           ADM TRONICS REPORTS FIRST QUARTER FISCAL YEAR 2008 RESULTS


AUGUST 15, 2007, NORTHVALE, NJ - ADM Tronics Unlimited, Inc. (OTCBB: ADMT), a technology-based developer and manufacturer of unique, environmentally-safe, health and life-enhancing technologies, today announced results for the first quarter ended June 30, 2007.

ADMT reported a net loss of $ 572,649 for the three months ended June 30, 2007, a decrease of $1,615,053 from the $2,187,702 loss for the three months ended June 30, 2006. This decrease was primarily the result of the exclusion of the majority of Ivivi Technologies Inc.'s (Ivivi) loss due to the deconsolidation of Ivivi following its October 2006 IPO that reduced our ownership to approximately 34%. Revenues for the quarter ended June 30, 2007, the second full quarter in which Ivivi Technologies, Inc.'s ("Ivivi") operating results were not fully consolidated with ADMT, were $293,086 as compared to $464,979 for the same period last year, which included Ivivi's operating results. See the accompanying Supplemental Pro Forma Financial Information that shows our results for the three months ended June 30, 2006 with Ivivi's results on one line to make it more comparative to our current period results. Our revenue for the current period was $293,086, which included $61,599 in sales of medical devices to Ivivi, compared to our pro forma revenue for the prior period of $247,560 for an increase of $45,526, or 18%.

Andre' DiMino, ADMT President stated, "We are pleased with our continued growth for both our year-over-year and sequential periods. The exclusion of Ivivi's revenue during last year's quarter provides historical numbers with comparable results and transparency with respect to ADMT. We expect to see continued growth and acceptance of our water-based chemical products as well as building on our recent announcements, including the distribution agreement with Flora for the Demeter Certified Biodynamic Product Lines and the launch of our new division - Aqua-Based Technologies."

"Our fiscal 2008 operating plan includes initiatives to expand market presence and penetration. To date, we have hired sales and marketing personnel; expanded our internet presence; and enhanced customer service. Those initiatives are just now beginning to show results and we expect to see the financial contribution from those efforts continue in future quarters. Additionally, our sales expectations through the exclusive manufacturing agreement with Ivivi is expected to increase revenue over the next 18 months," concluded DiMino.

ABOUT ADMT
ADMT is a technology based developer and manufacturer of unique, environmentally safe, health and life enhancing technologies and products. Its core competency is its ability to conceptualize a technology, bring it through development, into manufacturing and commercialization, all in-house. Its diversified product technology areas are environmentally friendly, water based industrial chemicals; therapeutic, non invasive electronic medical devices; and, innovative personal care and topical dermatological products.



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FORWARD-LOOKING STATEMENTS

This press release contains statements, which may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those related to the Flora distribution agreement. Forward-looking statements reflect management's current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, those risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007. The Company assumes no obligation to update the information contained in this press release.













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                           ADM TRONICS UNLIMITED, INC.
                             SUPPLEMENTAL PRO-FORMA
                              FINANCIAL INFORMATION


The following table compares the results of operations for the three months ended June 30, 2007 with the pro-forma results of operations for the three months ended June 30, 2006 as if Ivivi's operations were reported on one line, which ADMT believes provides a more informative comparison of the reporting periods.

The pro forma financial information set forth below should be read in conjunction with a reading of ADMT's historical financial statements. The pro forma information is presented for illustrative purposes only and is not intended to be indicative of ADMT's results of operations that may be reported in the future.

                                                               June 30, 2006
                                                                  Pro Forma
                                                              Ivivi Operations
                                           June 30, 2007    Reported on One Line
                                       ------------------    ------------------
Revenues                               $         293,086     $         247,560
                                       ------------------    ------------------

Costs and expenses:
  Cost of sales                                  170,059                85,594
  Research and development                         2,493                   262
  Selling, general and administrative            248,719               145,724
                                       ------------------    ------------------

Total operating expenses                         421,271               231,580
                                       ------------------    ------------------

Operating (loss) income                         (128,185)               15,980

Interest and financing costs, net                 25,143                 2,253
Equity in net loss of Ivivi                     (469,607)                    -
Loss from Ivivi operations                             -            (2,205,935)
                                       ------------------    ------------------

Net loss                               $        (572,649)    $      (2,187,702)
                                       ==================    ==================

Net loss per share, basic and diluted: $           (0.01)    $           (0.04)
                                       ==================    ==================

Weighted average shares outstanding           53,882,037            53,882,037







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                           ADM TRONICS UNLIMITED, INC.
                            STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED JUNE 30, 2007 AND 2006
                                      (Unaudited)


                                               2007                  2006
                                        ------------------    ------------------
Revenues                                $         293,086     $         464,979
                                        ------------------    ------------------

Costs and expenses:
  Cost of sales                                   170,059               122,955
  Research and development                          2,493               131,078
  Selling, general and administrative             248,719             1,194,494
                                        ------------------    ------------------

Total operating expenses                          421,271             1,448,527
                                        ------------------    ------------------

Operating loss                                   (128,185)             (983,548)

Interest and financing costs, net                  25,143              (980,151)
Change in fair value of warrant and
     registration rights liabilities                    -              (224,003)
Equity in net loss of Ivivi                      (469,607)                    -
                                        ------------------    ------------------

Net loss                                $        (572,649)    $      (2,187,702)
                                        ==================    ==================

Net loss per share, basic and diluted:  $           (0.01)    $           (0.04)
                                        ==================    ==================

Weighted average shares outstanding            53,882,037            53,882,037





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                  ADM TRONICS UNLIMITED, INC. AND SUBSIDIARIES
                                  BALANCE SHEET
                                  JUNE 30, 2007
                                   (Unaudited)


ASSETS

Current assets:
  Cash and cash equivalents                                  $       2,335,871
  Accounts receivable, net of allowance for
    doubtful accounts of $900                                           46,637
  Receivables - Ivivi                                                   35,285
  Inventories                                                          257,664
  Prepaid expenses and other current assets                             13,950
                                                             ------------------

Total current assets                                                 2,689,407

Property and equipment, net of accumulated
  depreciation of $6,722                                                47,922

Inventory - long term portion                                          153,614
Investment in Ivivi                                                  2,281,124
Loan receivable and accrued interest, officer                           93,302
Other assets                                                            87,805
                                                             ------------------

Total assets                                                 $       5,353,174
                                                             ==================


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                           $         162,615
  Accrued expenses and other current liabilities                        61,257
                                                             ------------------

Total current liabilities                                              223,872
                                                             ------------------


Stockholders' equity:
  Preferred stock, $.01 par value; 5,000,000 shares
    authorized, no shares issued and outstanding                             -
  Common stock, $.0005 par value; 150,000,000 shares
    authorized, 53,882,037 shares issued and outstanding                26,941
  Additional paid-in capital                                        30,410,124
  Accumulated deficit                                              (25,307,763)
                                                             ------------------

Total stockholders' equity                                           5,129,302
                                                             ------------------

Total liabilities and stockholders' equity                   $       5,353,174
                                                             ==================

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INVESTOR CONTACT:  ANDREW BARWICKI      516-662-9461        ANDREW@BARWICKI.COM
COMPANY CONTACT:   ANDRE' DIMINO        201-767-6040        ANDRE@ADMTRONICS.COM











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